STOCK PURCHASE AGREEMENT

	AGREEMENT made this 31st day of March, 2000 by and between, Jason Conway, of Elthorne Gate, 64 High Street, Pinner,
Middlesex, England hereinafter referred to as "Seller", and Mick
Y. Wettreich, of 1 Shelley Close, Edgware, Middlesex, England, hereinafter referred to as "Purchaser".

	WHEREAS, Seller is the beneficial owner of 1,900,000 of the common shares of Wincroft, Inc. ("Wincroft Shares") which it is desirous of selling; and

	WHEREAS, Purchaser is desirous of purchasing such shares from Seller;

	NOW, THEREFORE, in consideration of the mutual covenants and agreements, the said parties hereby agree as follows:

	I.  PURCHASE PRICE

        1.01 In consideration of the purchase of the Wincroft
Shares on the Closing Date, Purchaser hereby agrees to deliver to Seller $10 and other good and valuable consideration

	II.   CLOSING

        2.01 On the Closing Date set forth in paragraph 2.02 hereof, Seller agrees to deliver the Wincroft Shares to Purchaser for the consideration set forth in paragraph 1.01 hereof.

        2.02 Closing shall take place on April 14, 2000 at the offices of Seller or such other time and place as Purchaser and Seller may agree.

	III.  SELLER'S REPRESENTATIONS

        3.01 Seller hereby warrants and represents the following facts, the truth and accuracy of which are conditions precedent to the Closing:

(a)	Seller is the beneficial owner of all the issued and
outstanding Wincroft Shares subject to this agreement and has full and complete legal and equitable title thereto;

(b)	The Wincroft Shares have been duly and validly issued, fully paid, are nonassessable, and are outstanding on the books of Wincroft;

(c)	There are no liens, pledges, chattel mortgages, or other
encumbrances of any kind against the Wincroft Shares;

(d)	There are no undisclosed interests, present or future, in
the Wincroft Shares, nor does Seller know of any assertion of such an interest;
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(e)	Seller is not required by any provision of federal, state,
or local law to take any further action or to seek any governmental approval of any nature prior to the sale by it of the Wincroft Shares;

(f)	There are no outstanding or existing provisions of
Wincroft's Charter or By-laws or agreement it is a party to that would prevent, limit, or condition the sale and transfer of the Wincroft Shares to Purchaser;

(g)	There are no provisions of any contract, indenture, or other instrument to which Seller is a party or to which the Wincroft
Shares are subject which would prevent, limit, or condition the sale and transfer of the Wincroft Shares to Purchaser;

(h)	Seller will provide to the extent available all necessary
information to Purchaser to permit the due filing of disclosure documents required of Purchaser;

(i)	Wincroft and all subsidiaries are duly incorporated and
validly existing under the laws of their respective jurisdictions qualified to do business in each jurisdiction wherein such qualification is necessary.

(j)	Seller has furnished Purchaser access to the Articles of
Incorporation and By-laws of Wincroft and its subsidiaries;

(k)	Seller has no knowledge of any actions or investigations
against or affecting Wincroft or any of its subsidiaries or any basis on which any proceedings or any litigation might be brought other than routine litigation incident to the normal business operations or which when taken in the aggregate would have a material adverse economic impact on Wincroft or any of its subsidiaries;

(l)	Wincroft and its subsidiaries have no contracts,
commitments, arrangements, or understandings that are material to its business operations, financial conditions or prospects taken as a whole, except as have been furnished or made available to Purchaser;

(m)	The representations, warranties, and covenants in this
Agreement, in the Exhibits to this Agreement, in the documents and information presented from Seller to Purchaser do not contain and will not contain any untrue statements of material facts that are necessary to the statements contained in this Agreement, in the Exhibits and in the documents and information furnished to Purchaser which would render them misleading;

(n)	There are no facts known to Seller which either individually or in the aggregate could materially and adversely affect the financial condition or operation of Wincroft and its subsidiaries which have not been disclosed to Purchaser;

(o)	Seller will pay its own expenses incurred in connection with the transactions contemplated by this Agreement;
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(p)  	In executing this Agreement to acquire the Wincroft Shares,
Seller is acting solely for itself and for no other person, firm, partnership, corporation, or entity;

(q)  	Seller will duly file all required disclosure documents
required by the Federal Securities Laws upon the execution and consummation of this Agreement.

IV.  PURCHASER'S REPRESENTATIONS

        4.01 Purchaser hereby warrants and represents the following facts, the truth and accuracy of which are conditions precedent to the Closing:

(a)	In executing this Agreement to acquire the Wincroft Shares,
Purchaser is acting solely for itself and for no other person, firm, partnership, corporation, or entity;


(b)	Purchaser is acquiring the Wincroft Shares for its own
account and not with any view to their distribution or transfer to any other person, firm, partnership, corporation, or entity;

(c)	Purchaser's assets and net worth are sufficient to permit it to purchase the Wincroft Shares in accordance with the terms of this Agreement;

(d)	Purchaser has no interest, direct or indirect, that would
conflict with the business of Wincroft Shares and its subsidiaries;

(e)	Purchaser is not prevented by any federal, state, or local
law or by any provision of any contract, mortgage, indenture, or other instrument from purchasing the Wincroft Shares as contemplated by this Agreement;

(f)  	Purchaser will duly file all required disclosure documents
required by the Federal Securities Laws upon the execution and consummation of this Agreement.

	V.  SELLER'S COVENANTS

        5.01  Seller hereby covenants as follows:

(a)  	On the Closing Date, Seller shall deliver to Purchaser
certificates for the Wincroft Shares duly endorsed, and shall deliver duly executed instructions and any other necessary documents, including legal opinions to Wincroft Shares and its transfer agent to transfer the Wincroft Shares on the books of Wincroft Shares to the name of Purchaser;

(b)  	From the date hereof, Seller shall take no action that would encumber or restrict the Wincroft Shares or their sale or transfer;

	VI.  PURCHASER'S COVENANTS

        6.01 Purchaser will not assign or grant any interest or
agree to assign or grant any interest in this Agreement or the
Wincroft Shares without the prior written consent of Seller.
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	VII.  CONDITIONS OF CLOSING

It is a condition to Closing that:

        7.01 Seller

(a)	Seller will file all required documents pursuant to the
Federal Securities Law and obtain all required approvals.

        7.02 Purchaser

(a)	Purchaser will file all required documents pursuant to the
Federal Securities Law and obtain all required approvals.

        7.03 Seller and Purchaser will furnish to each other such other documents and opinions as may be reasonably requested by each of them to the other.



	VIII.  MISCELLANEOUS

        8.01 It is understood and agreed that Purchaser and his representatives (including counsel and accountants) shall keep confidential any information (unless readily ascertainable from public or published information or trade sources) obtained from the Seller concerning Wincroft, its properties, operations, and business. In the event of the termination of this Agreement, Purchaser and his said representatives shall promptly return to Seller any statements, documents, and other written information obtained from Seller in connection therewith and without retaining copies thereof.

        8.02 All representations and warranties by Seller, and Purchaser shall be true and correct as of the Closing Date, shall survive the Closing Date, and shall bind the Purchaser, and Seller and their heirs and assigns as to any breach thereof not disclosed in writing or known to the parties prior to the Closing Date.

        8.03 Notwithstanding anything to the contrary herein contained, if prior approval of the transaction contemplated by this Agreement is required from any local, state, or federal governmental board, commission, or other agency ("Approval"), then Seller and Purchaser hereby agree to use their best efforts to obtain such Approval as expeditiously as possible, the costs and expenses of which shall be borne by the party whose primary responsibility it is under the law to obtain such approval. It is the intent of the parties hereto that if title to the Wincroft Shares may not be transferred prior to the granting of this Approval, then title to the Wincroft Shares shall not pass from Seller to Purchaser until approval has been obtained.

        8.04 No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each remedy shall be cumulative and shall be in addition to all other remedies given hereunder or now or
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hereafter existing at law or in equity or by statute or
otherwise. The election of any one or more remedies by Purchaser or Seller shall not constitute a waiver of the right to pursue other available remedies.

        8.05 In the event that any part of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the balance of the Agreement shall remain in full force and effect.

        8.06 This Agreement shall be construed according to the laws of the State of Texas.

        8.07 This Agreement may be executed in counterparts which when taken together shall constitute one document.


	IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.


WITNESS:                        SELLER:

                                JASON CONWAY


____________________	   	By:_____________________
                                   Jason Conway


WITNESS:                        PURCHASER:

                                MICK Y. WETTREICH



____________________		By:______________________
                                   Mick Y. Wettreich